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EXHIBIT 23.1 - INDEPENDENT AUDITORS' CONSENT



INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statements No. 33-43952, No. 33-58584, No. 33-70666, No. 33-81902, No. 333-948, No. 333-53577
and No. 333-47526, all on Forms S-8 and No. 333-79763 on Form S-3 of ShopKo Stores, Inc. of our report dated March 15, 2001, appearing in this Annual Report on Form 10-K of ShopKo Stores, Inc. for the year (53 weeks) ended February 3, 2001.


/s/ Deloitte & Touche LLP
DELOITTE & TOUCHE LLP
Milwaukee, Wisconsin
May 2, 2001